As filed with the Securities and Exchange Commission on May 13, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KELLY SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	38-1510762 (I.R.S. Employer Identification Number)
999 West Big Beaver Road
Troy, Michigan 48084
(Address of Principal Executive Offices)

Kelly Services, Inc. Equity Incentive Plan
(Full Title of the Plan)

Daniel T. Lis
Kelly Services, Inc.
999 West Big Beaver Road
Troy, Michigan 48084
(248) 362-4444
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	maximum
		maximum	aggregate
Title of securities to		offering price	offering	Amount of
be registered	Amount to be registered	per share (2)	price (2)	registration fee (2)
Class A Common Stock $1.00 par value	2,000,000(1)(2)	$14.03	$28,060,000	$2,000.68

(1)	This Registration Statement includes 2,000,000 shares of Class A Common Stock, $1.00 par value of Kelly Services, Inc. (the “Registrant”), offered or to be offered by the Registrant under the Kelly Services, Inc. Equity Incentive Plan (the “Plan”). This amount represents an increase in the number of shares of Class A common stock authorized for issuance under the Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes an indeterminate number of additional shares of Class A common stock that may become issuable pursuant to the anti-dilution provisions of the Plan.

(2)	Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act, solely for purposes of calculating the registration fee. The fee with respect to the shares registered herein is based on the average of the high and low sale prices of the Registrant’s shares of Class A common stock reported by the Nasdaq Global Market on May 7, 2010.

EXPLANATORY NOTE
          This Registration Statement on Form S-8 (this “Registration Statement”) is being filed to register an additional 2,000,000 shares of Class A common stock, $1.00 par value, available for issuance under the Kelly Services, Inc. Equity Incentive Plan (the “Plan”). The Plan includes a formula for the automatic increase in the number of shares available under the Plan, which is based on 10% of the number of shares of the Registrant’s Class A common stock outstanding at the end of the Registrant’s fiscal year, subject to certain adjustments.
          The Registrant initially registered 1,100,000 shares of Class A common stock for issuance under the Plan on a Form S-8 Registration Statement (File No. 333-125091) filed with the Securities and Exchange Commission on May 20, 2005. Pursuant to General Instruction (E) of Form S-8, the contents of the Registration Statement No. 333-125091 are incorporated herein by reference, except that the provisions contained in Part II of the Form S-8 Registration Statement No. 333-125091 are modified as set forth in this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
          The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:
          1. The Registrant’s Annual Report on Form 10-K for the year ended January 3, 2010;
          2. The Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 4, 2010;
          3. The description of the Registrant’s Class A common stock contained in its Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on June 14, 1984, including any amendments or reports filed with the Commission for the purpose of updating such description.
          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all of the securities offered hereby have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.
ITEM 8. EXHIBITS.
          The Exhibits to this Registration Statement are listed in the Exhibit Index and are incorporated herein by reference.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on May 13, 2010.

KELLY SERVICES, INC.
By:	/s/ Carl T. Camden
Carl T. Camden
President and Chief Executive Officer

POWER OF ATTORNEY
     We, the undersigned officers and directors of Kelly Services, Inc., hereby, severally constitute and appoint each of Patricia A. Little and Daniel T. Lis our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in any and all capacities, to sign this Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Carl T. Camden Carl T. Camden	President, Chief Executive Officer and Director (Principal Executive Officer)	May 12, 2010

/s/ Patricia Little Patricia Little	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 12, 2010

/s/ Michael E. Debs Michael E. Debs	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 12, 2010

/s/ Terence E. Adderley Terence E. Adderley	Chairman of the Board	May 12, 2010

/s/ Jane E. Dutton Jane E. Dutton	Director	May 12, 2010

/s/ Maureen A. Fay Maureen A. Fay	Director	May 12, 2010

Signature	Title	Date
/s/ Leslie A. Murphy Leslie A. Murphy	Director	May 12, 2010

/s/ Donald A. Parfet Donald A. Parfet	Director	May 12, 2010

/s/ B. Joseph White B. Joseph White	Director	May 12, 2010
The undersigned, by signing his name hereto, executes this Registration Statement on behalf of each of the persons listed above, in the capacities indicated, pursuant to the foregoing powers of attorney executed by the above-named persons.

By:	/s/ Daniel T. Lis
Daniel T. Lis, Attorney-in-Fact

May 13, 2010

KELLY SERVICES, INC.
INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
4.1	Rights of security holders are defined in Articles Fourth, Fifth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth and Fourteenth of the Restated Certificate of Incorporation, effective May 6, 2009 (filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Form 8-K filed May 8, 2009, and incorporated by reference).

4.2	Bylaws of the Registrant, effective May 6, 2009 (filed with the Securities and Exchange Commission as Exhibit 3.2 to the Registrant’s Form 8-K filed May 8, 2009, and incorporated by reference).

5.1*	Opinion of General Counsel of Kelly Services, Inc. as to the legality of the securities being registered that constitute original issue shares.

10	Kelly Services, Inc. Equity Incentive Plan (as Amended and Restated), incorporated by reference to Exhibit A of our 2010 Proxy Statement filed with the Securities and Exchange Commission on April 8, 2010.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of General Counsel of Kelly Services, Inc. (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

*	Filed herewith.